Exhibit 10.2

Schedule 1.1(a)

Acquired Assets

Asset(s)	Restrictions	Other Terms
1. The name “Scio Diamond Technology Corporation” including any and all rights thereof.	None.	Asset listed in item no. 1 includes any and all leads generated by Seller, as defined in Paragraph 1.1 of underlying agreement.